UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 21, 2019

GREEN PLAINS INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

001-32924	84-1652107
(Commission file number)	(IRS employer identification no.)

1811 Aksarben Drive, Omaha, Nebraska	68106
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GPRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On June 21, 2019, Green Plains Inc. (the “Company”) entered into an indenture (the “Indenture”) between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), in connection with the closing of its private offering of $105.0 million aggregate principal amount of the Company’s 4.00% Convertible Senior Notes due 2024 (the “Notes”). The Notes were sold at 100% of par, resulting in estimated net proceeds to the Company, after deducting the initial purchasers’ discounts and commissions and the Company’s estimated offering expenses, of approximately $101 million. The Company has also granted the initial purchasers of the notes a 30-day option to purchase up to an additional $20.0 million aggregate principal amount of notes.

The company used approximately $40 million of the net proceeds from the offering to repurchase approximately 3.2 million shares of common stock concurrently with the offering in privately negotiated transactions. The company also used approximately $57.8 million of the net proceeds to repurchase the outstanding $56.8 million outstanding principal amount of its 3.25% convertible senior notes due October 1, 2019, including accrued and unpaid interest, in privately negotiated transactions concurrently with this offering. The remaining proceeds will be used for general corporate purposes.

A copy of the Indenture and the form of global note representing the Notes, which is Exhibit A to the Indenture, are attached hereto as Exhibit 4.1, which is incorporated herein by reference in this Item 1.01. The descriptions of the Indenture and of the Notes contained in this report are summaries and, in each case, are qualified in their entirety by the terms of the Indenture and the Notes.

The Notes are senior, unsecured obligations of the Company, with interest payable on January 1 and July 1 of each year, beginning January 1, 2020, at a rate of 4.00% per annum. The Notes will mature on July 1, 2024, unless earlier converted, redeemed or repurchased. The Notes will be convertible, at the option of the holders, into consideration consisting of, at the Company’s election, cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock until the close of business on the scheduled trading day immediately preceding the maturity date. However, before January 1, 2024, the Notes will not be convertible unless certain conditions are satisfied. The initial conversion rate will be 64.1540 shares of the Company’s common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $15.59 per share of the company's common stock, representing an approximately 25.0% premium over the last reported sale price of the company's common stock on The Nasdaq Global Select Market on June 18, 2019). The conversion rate will be subject to adjustment upon the occurrence of certain events. In addition, the Company may be obligated to increase the conversion rate for any conversion that occurs in connection with certain corporate events, including the Company’s calling the Notes for redemption.

On and after July 1, 2022, and prior to the maturity date, the Company may redeem all, but not less than all, of the Notes for cash if the sale price of the Company’s common stock equals or exceeds 140% of the applicable conversion price for a specified time period ending on the trading day immediately prior to the date the Company delivers notice of the redemption. The redemption price will equal 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. In addition, upon the occurrence of a fundamental change, holders of the Notes will have the right, at their option, to require the Company to repurchase their Notes in cash at a price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, the following: nonpayment of principal or interest; breach of covenants or other agreements in the Indenture; defaults in failure to pay certain other indebtedness; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is continuing under the Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal and accrued interest on all the Notes immediately due and payable.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02.  Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 is incorporated by reference into this Item 3.02.

The Company offered and sold the Notes to the initial purchasers for cash in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) of the Securities Act.  The initial purchasers then resold the Notes for cash equal to 100% of the aggregate principal amount thereof to qualified institutional buyers (as defined in Rule 144A under the Securities Act) in reliance on an exemption from registration under the Securities Act provided by Rule 144A under the Securities Act.

Item 8.01.  Other Events.

On June 21, 2019, the Company issued a press release announcing the closing of the sale of the Notes. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits. The following exhibits are filed as part of this report.

Exhibit No.	Description of Exhibit

4.1

Indenture relating to the 4.00% Convertible Senior Notes due 2024, dated as of June 21, 2019, between Green Plains Inc. and Wilmington Trust, National Association, including the form of Global Note attached as Exhibit A thereto.

99.1	Press Release, dated June 21, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2019	Green Plains Inc. By: /s/ Michelle Mapes Michelle Mapes Chief Legal & Administration Officer and Corporate Secretary